Exhibit 21
                                                                   to Form 10-K



                                  SUBSIDIARIES
                                       OF
                          A. P. GREEN INDUSTRIES, INC.


Name                                               Jurisdiction Incorporated
----                                               -------------------------

APG Foreign Sales Corporation                      Virgin Islands

APG Lime Corp.                                     Delaware

         Palmetto Lime LLC                         South Carolina

A. P. Green Refractories (Canada) Ltd.             Canada

         1086215 Ontario Inc.                      Ontario

A. P. Green Refractories, Inc.                     Delaware

         A. P. Green de Mexico SA de CV            Mexico

         Lanxide ThermoComposites, Inc.            Delaware

                  Chiam Technologies, Inc.         Ohio

A. P. Green Refractories Limited                   United Kingdom

         Liptak Bradley Limited                    United Kingdom

APG Refractories Corp.                             Delaware

         INTOGREEN Co. (a partnership)             Missouri

Detrick Refractory Fibers, Inc.                    Mississippi

PT AP Green Indonesia                              Indonesia

APG Development Corp.                              Delaware